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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[x] Definitive Information Statement

--------------------------------------------------------------------------------
AP HENDERSON GROUP

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11 (1)

(1)    Title of each class of securities to which transaction applies:
       _________________________________________________________________________

(2)    Aggregate number of securities to which transaction applies:
       _________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       _________________________________________________________________________

(4)    Proposed maximum aggregate value of transaction:
       _________________________________________________________________________

(5)    Total fee paid:
       _________________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
       _________________________________________________________________________

(2)    Form, Schedule or Registration Statement No.:
       _________________________________________________________________________

(3)    Filing Party:
       _________________________________________________________________________

(4)    Date Filed:
       _________________________________________________________________________








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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A (17 CFR 240.14A-101.)

Removal of Director and Ratification of Board Action.

          On March 21, 2005, the holders of a majority of the outstanding stock ("Holders") of AP Henderson Group (" the Company") executed a stockholder consent in accordance with Nevada Revised Statute 78.320, to remove Jeffrey Co and Lanman Hong as directors of the Company. The Holders also consented to ratify certain other actions of the Board of Directors of the Company which took place at a Board meeting held on March 14, 2005.

         Those other actions ratified were as follows. First, the Holders ratified the Board's decisions to (1) rescind the agreement to merge with Hyundai MultiCAV Computer Shanghai Co., Ltd. ("HMCS"); (2) cancel the 51 million shares of stock to Jeffrey Co and Lanman Hong issued as consideration for such merger; (3) remove Jeffrey Co and Lanman Hong as directors of the Corporation; and (4) authorize the instigation of all possible state and federal remedies against Jeffrey Co and Lanman Hong for damages done to the Corporation, finding that such ratification was in the best interests of the Company in light of previously reported actions of Mr. Co.The Company has previously reported in Form 8-K Reports dated December 14, 2005 and March 24, 2005 respectively its investigations regarding the actions of Mr. Co and Ms. Hong, and such reports are hereby incorporated by reference.

         Second, the Holders ratified the Board's decisions to (1) appoint Erik Nelson as President of the Corporation; (2) appoint Erik Nelson as a member the Corporation's Board of Directors; (3) amend the bylaws of the Corporation to permit the Corporation's headquarters to be located anywhere in the continental United States; and (4) to pursue a spin-off of the Slide View Corp. subsidiary into a separate and wholly independent corporation which will issue stock to the Corporation's shareholders in substantially similar proportions to the holdings of the Corporation presently.

ITEM 3. INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         (a) Describe briefly any substantial interest, direct or indirect, by security holdings or otherwise, of each of the following persons in any matter to be acted upon, other than elections to office:

                  (1) each person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year.

                  (2) each nominee for election as a director of the registrant;


                  (3)      each associate of any of the foregoing persons.
NONE

         (b) Give the name of any director of the registrant who has informed the registrant in writing that he intends to oppose any action to be taken by the registrant at the meeting and indicate the action which he intends to oppose.

NONE


ITEM 4. PROPOSALS BY SECURITY HOLDERS

NONE

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If one annual report or information statement is being delivered to two or more security holders who share an address, furnish the following information in accordance with (section) 240.14a-3(e)(1):

     Only one annual report or information statement is being delivered to multiple security holders sharing an address unless the registrant has received contrary instructions from one or more of the security holders.

     Shareholders wishing to receive multiple copies of an annual report or information statement to the same address should contact the Company's transfer agent in writing at:

 Pacific Stock Transfer
500 E. Warm Springs Road,  Suite # 240
Las Vegas,  NV. 89119





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REPORTS INCORPORATED BY REFERENCE

     Form 8-K filed December 14, 2004 Form 8-K filed March 29, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned directors hereunto duly authorized.



AP HENDERSON GROUP

/s/ Richard Henry
-------------------------
Richard Henry


/s/ Han Ming
-------------------------
Han Ming


/s/ Donald Sprague
-------------------------
Donald Sprague


/s/ Wang Yan Quan
-------------------------
Wang Yan Quan


/s/ Han Bao Cheng
-------------------------
Han Bao Chent

                    SPECIAL MEETING OF THE BOARD OF DIRECTORS
                              OF AP HENDERSON GROUP
                          AS APPROVED ON MARCH 21, 2005

A special meeting of the Board of Directors of AP Henderson Group., a Nevada corporation (the "Company"), was held by telephonic conference on March 14, 2005 pursuant to prior notice duly and timely given to each director, at the office of Director Donald Sprague. Present at the meeting were Richard Henry, Han Ming, Donald Sprague, Han Bao Cheng, and Wang Yan Quan, (the "Directors"). Also in attendance were Erik Nelson who has been retained by the Company to investigate the activities of the former management and formulate restructuring alternatives for the company. Paula Argento, counsel to the Company was also present and acted as Secretary. The meeting was conducted in both Chinese and English with Mr. Henry serving as translator from English to Chinese.

          Mr. Sprague called the meeting to order and acted as its Chair. The Chairman announced that a quorum of Directors was present, and that the meeting, having been duly convened, was ready to proceed with its business.

         Mr. Sprague and Mr. Nelson reported on the investigation surrounding and the detention of former officers Jeffrey Co and Lanman Hong by Chinese authorities and the consequences of the apparently fraudulent actions and representations of Jeffrey Co and Lanman Hong regarding the merger of the Company with Hyundai MultiCAV Computer Shanghai Co., Ltd. ("HMCS") and financial information submitted to the Company with respect to HCMS. Mr. Sprague said that the investigation was still ongoing, and that progress had been made through the retention of a Chinese law firm and through the efforts of Richard Henry on determining certain facts.

         Mr. Nelson reported that a press release had been filed on March __, 2005, stating that evidence has been obtained indicating that Mr. Co. & Ms. Hong most likely had perpetrated a scheme involving fraud and embezzlement upon the Company and other Chinese entities. It further stated that there is reason to believe that Mr. Co and Ms. Hong had stolen in excess of $1.5 million through illegal transfers to their personal accounts and other unknown accounts. Also there is reason to believe they have forged the signatures of Chinese accountants and attorneys, obtained fraudulent loans from Chinese banks, and submitted forged and false financial statements for inclusion in the Company's filings with the SEC. Mr. Nelson reported that the Company has still been unable to verify the previously stated levels of revenue or the existence of previously claimed assets. The Company advised in the press release that under no circumstances should the previously available financial statements be relied upon or believed to be true and accurate.

         In light of the current status of the investigation and the implications and consequences that could derive from the merger with HCMS and the continued association of Mr. Co & Ms. Hong with the Company, the Board then discussed certain steps that should be taken to rescind the merger with HCMS and to remove Mr. Co and Ms. Hong from any role or association with the Company. The Board discussed the 2004 merger agreement, and the fact that the Company entered into the merger agreement based upon false pretenses and the false representations of Mr. Co and Ms. Hong. Further, the merger agreement was conditioned upon the submission of accurate and true financial statements and reports regarding the condition of HCMS. Finally, the issuance of 51 million shares of Company common stock to Mr. Co and Ms. Hong was implicitly conditioned upon their supplying true and accurate information regarding the Company, and their carrying out their responsibilities as officers and directors of the Company with a high degree of integrity and a high degree of fiduciary duty and regard for the Company and its shareholders. The Board concluded that Mr. Co and Ms. Hong had failed in their substantial responsibilities to the Company and the Company's shareholders. Consequently, the Board determined it had no choice but to rescind the merger agreement, cancel the shares of Mr. Co and Ms. Hong, and remove each of Mr. Co and Ms. Hong as directors of the Company . The Board further agreed to pursue all possible state and federal remedies against Mr. Co and Ms. Hng in litigation in Nevada state and/or federal court. The Board also agreed to obtain all necessary shareholder approvals or ratification for these actions.

         By unanimous consent of all Board members present, it was then

         RESOLVED, that the agreement to merge with Hyundai MultiCAV Computer Shanghai Co., Ltd. ("HMCS") shall be rescinded, that the 51 million shares of stock to Jeffrey Co and Lanman Hong issued as consideration for such merger shall be cancelled; that Jeffrey Co and Lanman Hong shall be removed as directors of the Company; and that the Company shall pursue all possible state and federal remedies against Jeffrey Co and Lanman Hong for damages done to the Company.

         Mr. Sprague then discussed the need for a new President of the Company during the restructuring and investigative phase and also the need to fill a Board seat given the vacancies left by Mr. Co and Ms. Hong. The Board discussed the need for all appropriate action to be taken to accurately and appropriately file continued public reports with the Securities and Exchange Commission. Mr. Sprague then discussed that accountant Arthur DeHoya was in the process of preparing financial reports for the upcoming 10-K, while the Company was still in the process of ascertaining accurate reports from the HCMS transaction. Mr. Sprague and Mr. Nelson stated that Paula Argento, counsel, would work in conjunction with Mr. Sprague to prepare the legal and business portions of the 10-K, as well as any necessary 8-K filings for the Company.

         Mr. Sprague then moved that Mr. Nelson be appointed as President of the Company and that he also be appointed as a director of the Company.

         By unanimous consent of all Board members present, it was then

         RESOLVED that Erik Nelson be appointed as President of the Company, and as a member of the Board of Directors, subject to shareholder approval.

         Mr. Sprague then moved that the bylaws of the Company be amended to permit the location of the Company's headquarters any where in the continental United States, dependent upon the Board's determination of where the Company's interests may be best served.


         By unanimous consent of all Board members present, it was then

         RESOLVED that Article I Section 1 of the Bylaws be amended to permit the location of the Company's headquarters any where in the continental United States, dependent upon the Board's determination of where the Company's interests may be best served

         Mr. Sprague and Mr. Nelson then turned to the subject of the Slideview Co., Inc. subsidiary which holds patents to manufacture LCD viewing screens. They discussed a possible spin-off of Slideview into an entity wholly separate from the Company ("New Slideview") so that Slideview would not have the issues associated with the Company as a result of the HCMS transaction. The New Slideview would have a shareholder structure substantially parallel to the Company's present shareholder base with a separate set of officers and directors. The New Slideview would have a separate set of officers and directors who would act to raise good will, raise funds, improve the profile of the New Slideview, develop prototypes and engage operations. The stock of the New Slideview would be registered and distributed to the current shareholders of the Company in substantially the same proportions as the current shareholdings of the Company's stock. Mr. Nelson mentioned that Chris McDonald, a shareholder of the Company would be present at a shareholder presentation on March 15, 2005 to describe his plan for raising capital, assembling the Board, developing prototypes, and transitioning Slideview into a successful and profitable company for its shareholders.

         There being no further business, upon motion duly made and seconded, the meeting of March 14, 2005 was adjourned. The minutes of this special meeting were approved on March 21, 2005.


APPROVED:


/s/ Richard Henry                            /s/ Donald Sprague
----------------------------------           -----------------------------------
Richard Henry                                Donald Sprague


                                             /s/ Wang Yan Quan
                                             -----------------------------------
                                             Wang Yan Quan

/s/ Han Bao Cheng
----------------------------------
Han Bao Cheng


/s/ Han Ming
----------------------------------
Han Ming

EXHIBIT

                               AP HENDERSON GROUP

                            ACTION BY WRITTEN CONSENT
                     IN LIEU OF MEETING OF THE STOCKHOLDERS

         The undersigned, being the stockholders of AP Henderson Nevada corporation (the "Corporation"), in lieu of special meeting hereby take the following actions and adopt the following resolutions by written consent, pursuant to 78.320 of the Nevada Revised Statutes, to take effect as set forth herein, and hereby direct the Secretary of the Corporation (the "Secretary") to make this instrument a part of the records of the Corporation.

         WHEREAS, the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve and ratify actions of the Board of Directors of the Corporation, to the extent such approval and ratification is necessary under Nevada law, with respect to the actions which have been taken by the Board on March 14, 2005 regarding: (1) the rescission of the agreement to merge with Hyundai MultiCAV Computer Shanghai Co., Ltd. ("HMCS"); (2) the cancellation of 51 million shares of stock to Jeffrey Co and Lanman Hong issued as consideration for such merger; (3) the removal of Jeffrey Co and Lanman Hong as directors of the Corporation; and (4) the authorization to all possible state and federal remedies against Jeffrey Co and Lanman Hong for damages done to the Corporation;

         WHEREAS, the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve and ratify actions of the Board of Directors of the Corporation, to the extent such approval and ratification is necessary under Nevada law, with respect to the actions which have been taken by the Board on March 14, 2005 regarding: (1) the election of Erik Nelson as President of the Corporation; (2) the appointment of Erik Nelson as a member the Corporation's Board of Directors; (3) the amendment of the bylaws of the Corporation to permit the Corporation's headquarters to be located anywhere in the continental United States; and (4) the decision to pursue a spin-off of the Slide View Corp. subsidiary into a separate and wholly independent corporation which will issue stock to the Corporation's shareholders in substantially similar proportions to the holdings of the Corporation presently,

         NOW THEREFORE, be it

         RESOLVED, that the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve the Board's actions of March 14, 2005 regarding (1) the rescission of the agreement to merge with Hyundai MultiCAV Computer Shanghai Co., Ltd. ("HMCS"); (2) the cancellation of 51 million shares of stock to Jeffrey Co and Lanman Hong issued as consideration for such merger; (3) the removal of Jeffrey Co and Lanman Hong as directors of the Corporation; and (4) the authorization to all possible state and federal remedies against Jeffrey Co and Lanman Hong for damages done to the Corporation;

         And be it further

          RESOLVED, that the undersigned shareholders deem it advisable and in the best interests of the Corporation to approve the Board's actions of March 14, 2005 regarding (1) the election of Erik Nelson as President of the Corporation; (2) the appointment of Erik Nelson as a member the Corporation's Board of Directors; (3) the amendment of the bylaws of the Corporation to permit the Corporation's headquarters to be located anywhere in the continental United States; and (4) the decision to pursue a spin-off of the Slide View Corp. subsidiary into a separate and wholly independent corporation which will issue stock to the Corporation's shareholders in substantially similar proportions to the holdings of the Corporation presently

         RESOLVED, that pursuant to Nevada statute, the record date of this consent shall be deemed to be the date the actions hereunder are taken; and, further

         RESOLVED, that the officers of the Corporation, and each of them, be and hereby are authorized and directed to execute and deliver, for and on behalf of the Corporation, and affix the corporate seal thereto, where appropriate, such agreements and such covenants, guarantees, representations, certificates and such other documents, and to pay such amounts, deliver such notes, checks and agreements, to take such action and in general to do all such things as may be necessary or appropriate to give effect to the foregoing resolution.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21th day of March, 2005.



Shares Owned:  15,329,000                    RICHARD HENRY


Date:  March 21, 2005                        /s/ Richard Henry
                                             -----------------------------------
                                             Richard Henry


Shares Owned:  1,515,500                     HAN MING


Date:  March 21, 2005                        /s/ Han Ming
                                             -----------------------------------
                                             Han Ming


Shares Owned:  2,897,225                     DONALD SPRAGUE


Date:  March 21, 2005                        /s/ Donald Sprague
                                             -----------------------------------
                                             Donald Sprague


Shares Owned:  3,364,438                     HAN BAO YUE


Date:  March 21, 2005                        /s/ Han Bao Yue
                                             -----------------------------------
                                             Han Bao Yue


Shares Owned:  1,197,606                     WANG YAN QUAN


Date:  March 21, 2005                        /s/ Wang Yan Quan
                                             -----------------------------------
                                             Wang Yan Quan